                                   23.(h)(2)b.
     Schedule A and B (dated August 1, 2007) to Expense Limitation Agreement

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                                   SCHEDULE A

                         AEGON/TRANSAMERICA SERIES TRUST

                            OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Company as of August 1, 2007:

                                               MAXIMUM OPERATING EXPENSE
                FUND NAME                            LIMIT EFFECTIVE       EXPENSE LIMIT
                ---------                      -------------------------   -------------
American Century Large Company Value                 April 30, 2008            1.35%
Asset Allocation - Conservative Portfolio            April 30, 2008            0.25%
Asset Allocation - Growth Portfolio                  April 30, 2008            0.25%
Asset Allocation - Moderate Growth Portfolio         April 30, 2008            0.25%
Asset Allocation - Moderate Portfolio                April 30, 2008            0.25%
BlackRock Large Cap Value                            April 30, 2008            1.00%
Capital Guardian Global                              April 30, 2008            1.32%
Capital Guardian U.S. Equity                         April 30, 2008            1.01%
Capital Guardian Value                               April 30, 2008            0.87%
Clarion Global Real Estate Securities                April 30, 2008            1.00%
Federated Market Opportunity                         April 30, 2008            1.00%
International Moderate Growth Fund                   April 30, 2008            0.25%
Jennison Growth                                      April 30, 2008            0.94%
JPMorgan Core Bond                                   April 30, 2008            0.70%
JPMorgan Enhanced Index                              April 30, 2008            0.84%
JPMorgan Mid Cap Value                               April 30, 2008            1.00%
Legg Mason Partners All Cap                          April 30, 2008            0.90%
Marsico Growth                                       April 30, 2008            1.00%
MFS High Yield                                       April 30, 2008            1.05%
MFS International Equity                             April 30, 2008           1.125%
Munder Net50                                         April 30, 2008            1.00%
PIMCO Total Return                                   April 30, 2008            1.20%
T. Rowe Price Equity Income                          April 30, 2008            0.88%
T. Rowe Price Growth Stock                           April 30, 2008            0.89%
T. Rowe Price Small Cap                              April 30, 2008            1.00%
Templeton Transamerica Global                        April 30, 2008            1.00%
Third Avenue Value                                   April 30, 2008            1.00%
Transamerica Balanced                                April 30, 2008            1.40%
Transamerica Convertible Securities                  April 30, 2008            1.25%
Transamerica Equity                                  April 30, 2008            0.85%
Transamerica Equity II                               April 30, 2008            0.30%
Transamerica Growth Opportunities                    April 30, 2008            1.15%
Transamerica Money Market                            April 30, 2008            0.57%
Transamerica Science & Technology                    April 30, 2008            0.98%
Transamerica Small/Mid Cap Value                     April 30, 2008            0.89%
Transamerica Strategic Selection Fund                April 30, 2008            0.10%
Transamerica U.S. Government Securities              April 30, 2008            0.63%
Transamerica Value Balanced                          April 30, 2008            1.00%
Van Kampen Active International Allocation           April 30, 2008            1.07%
Van Kampen Large Cap Core                            April 30, 2008            0.84%
Van Kampen Mid-Cap Growth                            April 30, 2008            1.00%

                                   SCHEDULE B

                         AEGON/TRANSAMERICA SERIES TRUST

                     FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

                                    FUND NAME

American Century Large Company Value
Asset Allocation - Conservative Portfolio
Asset Allocation - Growth Portfolio
Asset Allocation - Moderate Growth Portfolio
Asset Allocation - Moderate Portfolio
BlackRock Large Cap Value
Capital Guardian Global
Capital Guardian U.S. Equity
Capital Guardian Value
Clarion Global Real Estate Securities
Federated Market Opportunity
International Moderate Growth Fund
Jennison Growth
JPMorgan Core Bond
JPMorgan Enhanced Index
JPMorgan Mid Cap Value
Legg Mason Partners All Cap
Marsico Growth
MFS High Yield
MFS International Equity
Munder Net50
PIMCO Total Return
T. Rowe Price Equity Income
T. Rowe Price Growth Stock
T. Rowe Price Small Cap
Templeton Transamerica Global
Third Avenue Value
Transamerica Balanced
Transamerica Convertible Securities
Transamerica Equity
Transamerica Equity II
Transamerica Growth Opportunities
Transamerica Money Market
Transamerica Science & Technology
Transamerica Small/Mid Cap Value
Transamerica Strategic Selection Fund
Transamerica U.S. Government Securities
Transamerica Value Balanced
Van Kampen Active International Allocation
Van Kampen Large Cap Core
Van Kampen Mid-Cap Growth